                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Einstein/Noah Bagel Corp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                  [LOGO OF EINSTEIN BAGEL CORP. APPEARS HERE]


     14103 Denver West Parkway, P.O. Box 4086, Golden, Colorado 80401-4086

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 24, 1999

  You are cordially invited to attend the annual meeting of stockholders of Einstein/Noah Bagel Corp. which will be held at the Denver Marriott West, 1717 Denver West Boulevard, Golden, Colorado, on Monday, May 24, 1999, at 10:00 a.m., Mountain Time, for the following purposes:

    1. To elect directors.

    2. To approve certain amendments to the Company's 1996 Stock Option Plan for Non-Employee Directors.

    3. To transact such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on March 26, 1999 are entitled to vote at the meeting. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at the offices of the Company, Golden, Colorado, for a period of 10 days prior to the meeting.

  It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to mark, date and sign the enclosed proxy and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States.

                                          Paul A. Strasen
                                          Secretary

Golden, Colorado
April 20, 1999

               YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED
                  PROXY AND RETURN IT PROMPTLY. THE PROXY IS
                    REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                           EINSTEIN/NOAH BAGEL CORP.

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                                 May 24, 1999

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Einstein/Noah Bagel Corp. of proxies for use at the annual meeting of stockholders of the Company to be held at the Denver Marriott West, 1717 Denver West Boulevard, Golden, Colorado, on Monday, May 24, 1999, at 10:00 a.m., Mountain Time, and at any postponements or adjournments thereof. Proxies properly executed and returned in a timely manner will be voted at the meeting in accordance with the directions noted thereon. If no direction is indicated, they will be voted (i) for the election of the nominees named herein as directors, (ii) for approval of the amendment to the Company's 1996 Stock Option Plan for Non-Employee Directors (the "Directors Plan"), and (iii) on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, either in person at the meeting, by written notice to the Secretary of the Company, or by delivery of a later-dated proxy.

  Nominees for director receiving the highest number of votes cast by the holders of the shares of the Company's Common Stock, par value $0.01 per share, present in person or represented by proxy and entitled to vote at the meeting will be elected as directors. Approval of the amendment to the Directors Plan and, in general, approval of any other matter submitted to the stockholders for their consideration requires, in each case, the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or by proxy and entitled to vote at the meeting. An automated system administered by the Company's transfer agent, representatives from whom will serve as inspectors of election, will be used to tabulate the votes. Abstentions, directions to withhold authority, and broker non-votes are counted as shares present and entitled to vote in the determination of whether the shares of Common Stock represented at the meeting constitute a quorum. Pursuant to the Company's bylaws, abstentions are not counted in tabulations of the votes cast on proposals presented to stockholders, however, with respect to the approval of the amendment to the Directors Plan, abstentions are treated as "no" votes in accordance with applicable law. Broker non-votes are deemed not entitled to vote on proposals for which brokers do not have discretionary authority and, therefore, have no effect with respect to such proposals.

  The Company's principal executive offices are located at 14103 Denver West Parkway, P.O. Box 4086, Golden, Colorado 80401-4086 (telephone 303/215-9300). It is expected that proxy materials will be mailed to stockholders beginning on or about April 20, 1999.

                     SHARES OUTSTANDING AND VOTING RIGHTS

  Only stockholders of record at the close of business on March 26, 1999 are entitled to vote at the annual meeting of stockholders. The Common Stock is the only voting stock of the Company outstanding, of which 34,083,681 shares were outstanding as of the close of business on March 26, 1999. Each share of Common Stock is entitled to one vote.

                             ELECTION OF DIRECTORS

  Seven directors are to be elected at the meeting. The persons named below have been designated by the Board of Directors as nominees for election as directors for a term expiring at the annual meeting of stockholders in 2000. All of the nominees are serving as directors of the Company as of the date of this Proxy Statement.

  The seven nominees for director receiving the highest number of votes cast at the meeting will be elected. Unless otherwise instructed, properly executed proxies that are returned in a timely manner will be voted for election of the Board's seven nominees. If, however, any of such nominees should be unable or should fail to act as a nominee, the proxies will be voted for such other person as will be determined by the holders of the proxies in their discretion, or the Board of Directors may make an appropriate reduction in the number of directors to be elected.

  Martin D Hanan, age 42, became a director of the Company in April 1999. Mr. Hanan is President of Business Valuation Services, Inc. (a subsidiary of Century Business Services, Inc.), a position he has held since 1987.

  Robert M. Hartnett, age 47, became Chief Executive Officer and a director of the Company in February 1998 and became President and Chairman of the Board of the Company in May 1998. Mr. Hartnett served as Vice President-Eastern Zone of the general partner of Einstein/Noah Bagel Partners, L.P., a majority owned subsidiary of the Company ("Bagel Partners"), from December 1997 until February 1998. From March 1996 to February 1998, Mr. Hartnett served as President and Chief Executive Officer of one of the Company's former area developers. From August 1992 until March 1996, Mr. Hartnett was Chief Executive Officer of R&A Food Services, Inc., an area developer of Boston Chicken, Inc.

  J. Michael Jenkins, age 52, became a director of the Company in May 1998. Mr. Jenkins became Chairman, Chief Executive Officer and President of Boston Chicken in May 1998. From August 1996 until May 1998, Mr. Jenkins was Chief Executive Officer and President of Vicorp Restaurants, Inc. ("Vicorp") and from August 1994 until August 1996, served as Co-Chief Executive Officer and President of Vicorp. Mr. Jenkins also served as a director of Vicorp from August 1994 until May 1998. From February 1992 until August 1994, Mr. Jenkins was Chairman of the Board and Chief Executive Officer of El Chico Restaurants, Inc.

  Gail A. Lozoff, age 48, became Chief Marketing Officer of the Company in March 1998 and served as Chief Concept Officer of the Company from October 1997 until March 1998. Ms. Lozoff has been a director of the Company since April 1995. From September 1996 until October 1997, Ms. Lozoff served as a Vice President of the Company and from April 1995 until September 1996, she served as Vice President-Design and Merchandising of the Company. Prior thereto, Ms. Lozoff was President and Chief Executive Officer of Bagel & Bagel, Inc. from May 1992 until its acquisition by the Company in March 1995.

  John H. Muehlstein, Jr., age 44, became a director of the Company in March 1995. Since 1986, he has been a partner at the Chicago law firm of Pedersen & Houpt.

  Donald L. Pierce, age 54, became a director of the Company in April 1999. Since March 1997 he has been President of Woodstone Consulting Company Inc. From April 1993 until February 1997, Mr. Pierce was President and Chief Executive Officer of Arby's Inc.

  David G. Stanchak, age 40, became a director of the Company in March 1995 and from such date until April 1998 he also served as Chief Development Officer of the Company. From June 1992 until March 1995, he served as a Senior Vice President of Boston Chicken.

  The Board of Directors recommends a vote FOR the election of each of the foregoing nominees for director.

         PRINCIPAL STOCKHOLDERS AND SECURITIES OWNERSHIP OF MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 26, 1999 by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each director and nominee for director; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all directors and executive officers as a group. The beneficial ownership reflected in the following table is calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Unless otherwise indicated, ownership includes sole voting and investment power.

                                                   Shares Beneficially Owned
                                                   ---------------------------
      Names                                          Number (1)      Percent
      -----                                        --------------- -----------
      Boston Chicken, Inc.(2).....................      19,588,146       54.0%
      Robert M. Hartnett..........................          10,000          *
      Paul J.B. Murphy III........................          28,700          *
      W. Eric Carlborg............................          38,054          *
      Gail A. Lozoff (3)..........................         522,112        1.5%
      Paul A. Strasen (4).........................          65,685          *
      J. Michael Jenkins (5)......................               0          *
      John H. Muehlstein, Jr......................          34,870          *
      David G. Stanchak (6).......................          98,778          *
      Martin D Hanan..............................               0          *
      Donald L. Pierce............................               0          *
      Scott A. Beck (7)...........................         150,000          *
      Loomis, Sayles & Company, L.P (8)...........       1,973,865        5.5%
      All directors and executive officers as a
       group (excluding Mr. Beck) (11 persons)
       (3)(4)(5)..................................         798,199        2.3%

--------
* Less than 1%.

(1) Includes shares of Common Stock subject to options granted by the Company which were exercisable within 60 days of March 26, 1999 as follows: Mr. Murphy--27,500; Mr. Carlborg--10,195; Ms. Lozoff--15,919; Mr. Strasen-- 54,433; Mr. Muehlstein--18,113; Mr. Stanchak--89,215; and all executive officers and directors as a group (including such individuals, except Mr.
    Beck)--215,375. Also includes the following shares of Common Stock subject to warrants that the following individuals and all executive officers and directors as a group have received as a result of their current or former ownership interest in Bagel Store Development Funding, L.L.C.: Mr. Carlborg--2,869; Mr. Muehlstein--2,391; Mr. Stanchak--9,563; Mr. Beck-- 55,432; and all executive officers and directors as a group (including such individuals, except Mr. Beck)--14,823.

(2) Includes 68,857 shares of Common Stock on which Boston Chicken subsidiaries have granted options to certain individuals, of which options to purchase 44,044 shares of Common Stock are exercisable within 60 days of March 26, 1999. Includes 2,124,579 shares subject to options granted by the Company at prices ranging from $3.87 to $30.75 which are exercisable within 60 days of March 26, 1999. The address of Boston Chicken is 14123 Denver West Parkway, Golden, Colorado 80401-4086. See "Relationship with Boston Chicken."

(3) Includes 489,475 shares of Common Stock held by a corporation, of which Ms. Lozoff's spouse is the sole stockholder.

(4) Includes 3,653 shares held by a trust, of which Mr. Strasen is a trustee and beneficiary, and 5,099 shares held by a limited liability company controlled by Mr. Strasen and his spouse.

(5) Excludes the aggregate number of shares of Common Stock shown above as owned by Boston Chicken that may be deemed to be beneficially owned by Mr. Jenkins because he may be deemed to be an affiliate of Boston Chicken. Mr. Jenkins disclaims any beneficial ownership of such shares.

(6) Mr. Stanchak resigned as Chief Development Officer of the Company in April 1998. See "Certain Transactions--Employment and Termination Agreements."

(7) Mr. Beck resigned as Chairman of the Board of the Company in May 1998.

(8) Loomis, Sayles & Company, L.P. ("Loomis, Sayles") has sole voting power with respect to 1,705,362 of such shares and shared voting power with respect to 194,116 of such shares; Loomis, Sayles has shared dispositive power with respect to all of such shares. Such information is based on statements on Schedule 13G and 13G/A filed pursuant to Rule 13d-1 under the Exchange Act by Loomis, Sayles. Such statements indicate that Loomis, Sayles is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The address for Loomis, Sayles is One Financial Center, Boston, Massachusetts 02111. The statements also indicate that the shares of Common Stock shown in the table above are issuable upon conversion of the Company's 7 1/4% convertible subordinated debentures due 2004. Such debentures are convertible into the Common Stock at a conversion price of $21.25 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Common Stock, to file reports of ownership with the Securities and Exchange Commission. These persons also are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of such filings, the Company believes that all executive officers, directors and greater than 10% stockholders of the Company complied with applicable Section 16(a) filing requirements.

Ownership of Boston Chicken Stock

  The following table sets forth certain information regarding the beneficial ownership of Boston Chicken common stock and 10% Series A exchangeable preferred stock as of March 26, 1999 by (i) each director and nominee for director; (ii) each executive officer named in the Summary Compensation Table below; and (iii) all directors and executive officers as a group. The beneficial ownership reflected in the following table is calculated in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated, ownership includes sole voting and investment power.

                                     Shares of              Shares of
                                    Common Stock    Series A Preferred Stock
                                 Beneficially Owned    Beneficially Owned
                                 ------------------ -----------------------------
      Name of Beneficial Owner   Number (1) Percent     Number        Percent
      ------------------------   ---------- ------- ---------------- ------------
      Robert M. Hartnett.......         0       *                  0          *
      Paul J.B. Murphy III.....         0       *                  0          *
      W. Eric Carlborg.........    18,477       *                  0          *
      Gail A. Lozoff (2).......    12,719       *          8,701.961          *
      Paul A. Strasen (3)......     2,027       *            602.300          *
      J. Michael Jenkins.......   350,000       *                  0          *
      John H. Muehlstein, Jr.
       (4).....................     9,221       *          3,271.295          *
      David G. Stanchak........   145,401       *          7,528.750          *
      Martin D Hanan...........         0       *                  0          *
      Donald L. Pierce.........         0       *                  0          *
      Scott A. Beck (5)(6).....   587,382       *        127,564.070        5.0%
      All directors and
       executive officers as a
       group (excluding Mr.
       Beck) (11 persons)
       (2)(3)(4)...............   537,845       *         20,104.306          *

--------
*Less than 1%.

(1) Includes shares of common stock of Boston Chicken subject to options granted by Boston Chicken which were exercisable within 60 days of March 26, 1999 as follows: Mr. Carlborg--18,477; Mr. Strasen--1,250; Mr. Jenkins--250,000; Mr. Beck--379,092; and all executive officers and directors as a group (including such individuals, except Mr. Beck)-- 269,727.

(2) Represents shares owned by a trust, of which Ms. Lozoff's spouse is a trustee and beneficiary.

(3) Includes 777 shares held by a trust, of which Mr. Strasen is a trustee and beneficiary.

(4) Represents shares owned jointly by Mr. Muehlstein and his spouse.

(5) Includes (a) 24,719 shares of common stock issuable upon conversion of $660,000 aggregate principal amount of Boston Chicken's 7 3/4% convertible subordinated debentures due 2004, (b) 161,913 shares of common stock held by a foundation of which Mr. Beck is an officer and director, as to which he disclaims beneficial ownership, and (c) 21,658 shares of common stock held by a limited partnership of which Mr. Beck is a general and limited partner, as to which he disclaims beneficial ownership of shares in excess of his pecuniary interest.

(6) Includes (a) 110,775.961 shares of preferred stock held by a foundation of which Mr. Beck is an officer and director, as to which he disclaims beneficial ownership, and (b) 16,788.109 shares of preferred stock held by a limited partnership of which Mr. Beck is a general and limited partner, as to which he disclaims beneficial ownership of shares in excess of his pecuniary interest.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The four standing committees of the Board of Directors of the Company in 1998 were the Audit Committee, the Compensation Committee, the Reporting Person Stock Option Committee and the Stock Option Committee, the functions and membership of which are described below. The Board of Directors does not have a standing nominating committee. The Board of Directors held an aggregate of six regular and special meetings in 1998 and also acted twice by unanimous written consent.

  Audit Committee. In 1998, the Audit Committee initially consisted of the following two non-employee directors: Messrs. Laird Koldyke and Lloyd Ruth. After Mr. Ruth's resignation as a director, the Board of Directors elected Mr. Muehlstein to serve as a member of the Audit Committee. After Mr. Koldyke's resignation as a director, the Board of Directors elected Mr. Stanchak as a member of the Audit Committee. The Audit Committee met two times during fiscal 1998. The Audit Committee's functions include making recommendations to the Board of Directors on the selection of the Company's auditors, reviewing the arrangements for, and scope of, the independent auditors' examination, meeting with the independent auditors, the Board of Directors and certain officers of the Company to review the adequacy of internal controls and reporting, and performing any other duties or functions deemed appropriate by the Board of Directors.

  Compensation Committee. In 1998, the Compensation Committee initially consisted of the following four directors: Messrs. Beck, Koldyke, Muehlstein and Ruth. After Mr. Beck's resignation as a director, the Board of Directors elected Mr. Stanchak to serve as a member of the Compensation Committee. The positions of Messrs. Koldyke and Ruth were not filled following their resignations. The Compensation Committee met three times during fiscal 1998 and also acted twice by unanimous written consent. The Compensation Committee is responsible for establishing policies for, and making recommendations to, the Board of Directors regarding salaries and certain other compensation to be paid to officers of the Company.

  Reporting Person Stock Option Committee. In 1998, the Reporting Person Stock Option Committee consisted of two non-employee directors: Messrs. Koldyke and Ruth. The Reporting Person Stock Option Committee met once during fiscal 1998 and was responsible for the administration of, and the granting of all options under, the Company's Amended and Restated 1995 Employee Stock Option Plan, the Amended and Restated 1997 Stock Option Plan and the Restated 1997 ENBP Stock Option Plan (collectively, the "Employee Plans") to persons subject to Section 16 of the Exchange Act and the rules promulgated thereunder ("Reporting Persons") until May 1998, when the Employee Plans were amended to provide that, with respect to Reporting Persons, such plans would be administered by the entire Board of Directors. At such time, the Reporting Person Stock Option Committee was disbanded.

  Stock Option Committee. In 1998, the Stock Option Committee initially consisted of four directors: Messrs. Beck, Koldyke, Muehlstein and Ruth. After Mr. Beck's resignation as a director, the Board of Directors elected Mr. Stanchak to serve as a member of the Stock Option Committee. The positions of Messrs. Koldyke and Ruth were not filled following their resignations. The Stock Option Committee met twice during fiscal 1998 and also acted three times by unanimous written consent. The Stock Option Committee is responsible for the administration of the Employee Plans and the granting of all options under the Employee Plans to persons other than Reporting Persons.

  In fiscal 1998, during the time each director served in such capacity, no director attended less than 75% of the aggregate of all meetings of the Board and all meetings held by committees of the Board on which such director served.

  Nominations for election of directors are made by the Board of Directors and, pursuant to the Company's bylaws, may be made by a committee appointed by the Board or by any stockholder entitled to vote in the election of directors. See "Submission of Stockholder Proposals for the 2000 Annual Meeting" for procedures with respect to nominations by stockholders.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth compensation for each of the fiscal years ended December 27, 1998, December 28, 1997 and December 29, 1996 received by, or payable to, individuals who served as Chief Executive Officer of the Company and the Company's four other most highly compensated executive officers during fiscal year 1998 (the "named executive officers"). The Company does not have a restricted stock award program or a long-term incentive plan in which executive officers or directors of the Company may participate.

                                                  Other  Securities
                                                 Annual  Underlying All Other
        Name and                                 Compen-  Options    Compen-
   Principal Position     Year  Salary   Bonus   sation  (#)(1)(2)   sation
   ------------------     ---- -------- -------- ------- ---------- ---------
Robert M. Hartnett (3)... 1998 $332,692 $194,000   $ 0    645,000    $68,648(4)
 Chairman of the Board,
  Chief                   1997        0        0     0          0          0
 Executive Officer and
  President               1996        0        0     0          0          0
Paul J.B. Murphy III..... 1998  270,192  145,500     0    200,000      1,847(4)
 Executive Vice President
  -                       1997        0        0     0          0          0
 Operations               1996        0        0     0          0          0
W. Eric Carlborg......... 1998  240,866  121,250     0    247,807          0
 Chief Financial Officer  1997  188,462   75,000     0    216,182          0
                          1996  136,154        0     0     41,667      1,000(5)
Gail A. Lozoff........... 1998  215,865  109,125     0    225,946     53,846(4)
 Chief Marketing Officer  1997  150,000        0     0    106,760    112,401(6)
                          1996  125,000        0     0     37,931          0
Paul A. Strasen.......... 1998  215,865   87,300     0    132,517          0
 Senior Vice President,   1997  175,962  175,000     0     55,152          0
 General Counsel and
  Secretary               1996  125,000        0     0     37,931          0
Scott A. Beck (7)........ 1998        0        0     0          0          0
 Former Chairman of the
  Board                   1997        0        0     0          0          0
 and Chief Executive
  Officer                 1996        0        0     0          0          0

--------
(1) Amounts reported for 1998 include options to purchase 210,000 shares of common stock granted to Mr. Hartnett in March 1998, which were cancelled, with Mr. Hartnett's consent, in exchange for options to purchase a like number of shares granted in May 1998. Amounts reported for 1998 also include options granted to the following persons, in the amounts indicated, in exchange for the cancellation of a like number of options granted to such persons in prior years: Mr. Hartnett--225,000; Mr. Murphy--90,000; Mr. Carlborg--247,807; Ms. Lozoff--162,269; and Mr.
    Strasen--84,715. See "--Option Grants in Last Fiscal Year," "--Option Repricings" and "Report of the Compensation Committee and Board of Directors--Stock Options."

(2) Amounts reported for 1997 include options to purchase the following number of shares of common stock granted in January 1997 which were cancelled, with the consent of the option holders, in exchange for options to purchase a like number of shares granted in October 1997: Mr. Carlborg-- 10,042; Ms. Lozoff--8,368; and Mr. Strasen--8,368. See "--Option Grants in Last Fiscal Year," "--Option Repricings" and "Report of the Compensation Committee and Board of Directors--Stock Options."

(3) Mr. Hartnett became Chief Executive Officer of the Company in February 1998 and became President and Chairman of the Board of the Company in May 1998.

(4) Amounts represent relocation payments.

(5) Amount represents payment for a non-compete agreement.

(6) Amount constitutes taxable income in connection with exercise of stock options.

(7) Mr. Beck assumed the responsibilities of Chief Executive Officer from December 1997 until February 1998. Mr. Beck resigned as Chairman of the Board of the Company in May 1998.

Option Grants In Last Fiscal Year

  The following table sets forth individual grants of stock options made to the named executive officers during the fiscal year ended December 27, 1998. See "--Option Repricings" and "Report of the Compensation Committee and Board of Directors--Stock Options." Mr. Beck received no options to purchase shares of Common Stock.

                                                                                  Potential Realizable
                                                Percent of                       Value at Assumed Annual
                                                  Total                           Rates of Stock Price
                                                 Options                            Appreciation for
                                                 Granted     Exercise                Option Term(2)
                         Date of  Options      to Employees  or Base  Expiration ------------------------
          Name            Grant  Granted(1)   in Fiscal Year  Price      Date        5%          10%
          ----           ------- ----------   -------------- -------- ----------     --      ------------
Robert M. Hartnett...... 3/26/98  210,000(3)       5.69%     $4.5625  2/26/2008  $   602,559 $ 1,527,005
                         5/11/98  435,000(4)      11.79       3.6563  5/11/2008    1,000,250   2,534,833
Paul J.B. Murphy III....  5/5/98  110,000(3)       2.98       3.6250   5/5/2008      250,772     635,505
                         5/11/98   90,000(4)       2.44       3.6563  5/11/2008      206,948     524,448
W. Eric Carlborg........ 5/11/98  247,807(4)       6.72       3.6563  5/11/2008      569,814   1,444,022
Gail A. Lozoff..........  5/5/98   63,677(3)       1.73       3.6250   5/5/2008      145,167     367,882
                         5/11/98  132,530(4)       3.59       3.6563  5/11/2008      304,743     772,279
                         5/11/98   29,739(5)        .81       3.6563  5/11/2008       68,383     173,295
Paul A. Strasen.........  5/5/98   47,802(3)       1.30       3.6250   5/5/2008      108,976     276,167
                         5/11/98   84,715(4)       2.30       3.6563  5/11/2008      194,796     493,652

--------
(1) Amounts reported for 1998 include options to purchase 210,000 shares of common stock granted to Mr. Hartnett in March 1998, which were cancelled, with Mr. Hartnett's consent, in exchange for options to purchase a like number of shares granted in May 1998. Amounts reported for 1998 also include options granted to the following persons, in the amounts indicated, in exchange for the cancellation of a like number of options granted to such persons in prior years: Mr. Hartnett--225,000; Mr. Murphy--90,000; Mr. Carlborg--247,807; Ms. Lozoff--162,269; and Mr.
    Strasen--84,715. See "--Option Grants in Last Fiscal Year," "--Option Repricings" and "Report of the Compensation Committee and Board of Directors--Stock Options."

(2) These amounts represent certain assumed annual rates of appreciation calculated from the exercise price, as required by the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock; therefore, amounts reflected in this table may not be achieved.

(3) Options become exercisable with respect to one-fourth of the total number of shares on each of the first four anniversaries of the date of grant.

(4) Options become exercisable with respect to one-third of the total number of shares eighteen months after the date of grant, an additional one-third on the second anniversary of the date of grant and the balance on the third anniversary of the date of grant.

(5) Options become exercisable with respect to one-half of the total number of shares eighteen months after the date of grant and the balance on the second anniversary of the date of grant.

Aggregate Option Exercises In Last Fiscal Year And Fiscal Year-End Option
Values

  The following table sets forth for the named executive officers aggregated information concerning each exercise of stock options during the fiscal year ended December 27, 1998 and the fiscal year-end value of unexercised options. Mr. Beck received no options to purchase shares of Common Stock.

                                                                                Value of
                                                      Number of                Unexercised
                           Shares                Unexercised Options      In-the-Money Options
                          Acquired    Value    at Fiscal Year-End (#)    at Fiscal Year-End ($)
                         on Exercise Realized ------------------------- -------------------------
   Name                      (#)       ($)                              Exercisable/Unexercisable
   ----                  ----------- -------- Exercisable/Unexercisable -------------------------
Robert M. Hartnett......       0         0              0/435,000                  0/0
Paul J.B. Murphy III....       0         0              0/200,000                  0/0
W. Eric Carlborg........       0         0          6,117/251,885                  0/0
Gail A. Lozoff..........       0         0              0/225,946                  0/0
Paul A. Strasen.........       0         0         25,489/149,511                  0/0

Option Repricings

  The following table provides information concerning all repricings of stock options of executive officers since August 1, 1996 (the date on which the Company became subject to the reporting requirements of the Exchange Act) through fiscal year 1998. See "Report of the Compensation Committee and Board of Directors--Stock Options." Mr. Beck received no options to purchase shares of Common Stock.

                                             Market
                                 Number of  Price of                         Length of
                                   Shares    Common   Exercise            Original Option
                                 Underlying Stock at  Price at    New     Term Remaining
                                  Options    Time of   Time of  Exercise    at Date of
          Name            Date    Repriced  Repricing Repricing  Price       Repricing
          ----           ------- ---------- --------- --------- -------- -----------------
Robert M. Hartnett...... 5/11/98  210,000    $3.6563  $ 4.5625  $3.6563  9 years 10 months
 Chairman of the Board,
  Chief                  5/11/98  136,443     3.6563    6.0000   3.6563  7 years 10 months
 Executive Officer and
  President              5/11/98   88,557     3.6563    6.5900   3.6563  7 years 10 months

Paul J.B. Murphy III.... 5/11/98   78,621     3.6563    6.0000   3.6563  7 years 10 months
 Executive Vice
  President--            5/11/98   11,379     3.6563    6.5900   3.6563  7 years 10 months
 Operations

W. Eric Carlborg........ 10/2/97   10,402    10.6875   29.8750  10.6875   9 years 3 months
 Chief Financial Officer 5/11/98  206,140     3.6563   10.6900   3.6563   9 years 4 months
                         5/11/98   41,667     3.6563   12.0000   3.6563   8 years 2 months
Gail A. Lozoff.......... 10/2/97    8,368    10.6875   29.8750  10.6875   9 years 3 months
 Chief Marketing Officer 5/11/98   29,739     3.6563    5.8800   3.6563  6 years 10 months
                         5/11/98   34,138     3.6563    6.5900   3.6563   7 years 8 months
                         5/11/98   98,392     3.6563   10.6900   3.6563   9 years 4 months

Paul A. Strasen......... 10/2/97    8,368    10.6875   29.8750  10.6875   9 years 3 months
 Senior Vice President,
  General                5/11/98   37,931     3.6563    6.5900   3.6563   7 years 8 months
 Counsel and Secretary   5/11/98   46,784     3.6563   10.6900   3.6563   9 years 4 months
Paula E. Manley......... 5/11/98   51,750     3.6563    6.0000   3.6563   8 years 4 months
 Vice President-- Opera-
  tions
  Finance and Controller 5/11/98    4,500     3.6563    6.5900   3.6563   8 years 4 months

Director Compensation

  Each director who is not an officer or employee of, or a consultant to, the Company or its affiliated companies receives an annual fee of $10,000 and a fee of $500 for each Board of Directors meeting at which he is present and for each committee meeting at which he is present not held in conjunction with a meeting of the Board of Directors. Each such director also receives an option grant under the Directors Plan each time he is elected as a director to purchase shares of Common Stock having a fair market value of $50,000 on the date of grant, except that no grant may include more than 15,000 shares and no director may receive more than one grant in any calendar year. Outside directors are also reimbursed for their expenses for each Board and committee meeting attended.

  The Company has also entered into employment, consulting and termination agreements with certain of its current and former executive officers and directors. See "Certain Transactions--Employment and Termination Agreements."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The following persons served as members of the Compensation Committee of the Board of Directors during the year ended December 27, 1998: Scott A. Beck, M. Laird Koldyke, John H. Muehlstein, Jr., Lloyd D. Ruth and David G. Stanchak.

  Currently, no executive officer of the Company serves as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers serves on the Compensation Committee or is a director of the Company.

  Messrs. Beck, Muehlstein and Ruth each own a direct equity interest in Bagel Store Development Funding, L.L.C. ("Bagel Funding"), which owns an approximately 21% equity interest in Bagel Partners. Mr. Stanchak owned an interest in Bagel Funding, which he disposed of in December 1998. See "Certain Transactions--Interests of Certain Persons in Einstein/Noah Bagel Partners, L.P."

  Mr. Stanchak was Chief Development Officer of the Company until he resigned from such position in April 1998.

  In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Report of the Compensation Committee and Board of Directors" and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 (the "Securities Act") or the Exchange Act.

          REPORT OF THE COMPENSATION COMMITTEE AND BOARD OF DIRECTORS

  During 1998, the Board of Directors had two standing committees responsible for executive officer compensation. The Compensation Committee had overall responsibility for cash compensation. Until May 1998, the Reporting Person Stock Option Committee had overall responsibility for stock option grants to executive officers, including grant approval and plan administration; thereafter, stock option grants to executive officers were approved by the entire Board of Directors. The following report on executive compensation is furnished by the members of both such committees (together, the "Committees") and the Board of Directors.

GENERAL POLICIES

  The Company's compensation program is intended to attract, motivate, reward and retain the management talent required to achieve corporate objectives in a dynamic environment operating in a highly competitive industry, and thereby increase stockholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives. For 1998, the Company's executive compensation consisted of salary, bonus compensation and stock option grants.

CASH COMPENSATION

  For 1998, cash compensation for executive officers consisted of base salary and bonus compensation paid under the Company's 1998 Executive Incentive Compensation Program (the "1998 Bonus Plan"). Base salaries are determined by an assessment of responsibilities and position within the Company, individual performance and the Company's overall performance. Base salaries of certain executive officers for 1998 were increased from 1997 levels based on an assessment of the factors described above. Bonuses paid for 1998 under the 1998 Bonus Plan were determined by multiplying a target payout amount for each executive officer by a percentage factor based on the Company's performance against financial objectives. For 1998 the target payout amount for each executive officer was equal to 50% of base salary, in the case of the chief executive officer, executive vice president, chief financial officer and chief marketing officer, and 40% of base salary, in the case of the other executive officers. For 1998 the financial objectives were systemwide average net weekly per store sales ("Store Revenue") and earnings before interest, taxes, depreciation and amortization ("EBITDA"), and the percentage factor was 97%. Store Revenue and EBITDA were weighted equally in determining the percentage factor.

  In 1999, bonus compensation of executive officers will also be determined by multiplying a target payout amount for each executive officer by a percentage factor based on the Company's performance against financial objectives. Target payout amounts for 1999 will be the same as those for 1998, but the percentage factor will be determined based 30% on achievement of Store Revenue objectives and 70% on achievement of EBITDA objectives.

STOCK OPTIONS

  The Board of Directors considers incentive compensation in the form of stock options to be an integral and important part of executive compensation in particular and employee compensation generally. Until May 1998, the Reporting Person Stock Option Committee had sole discretion with respect to the granting of stock options to executive officers; thereafter, the entire Board of Directors was responsible for approving stock option grants to executive officers. Options are generally granted to executive officers upon commencement of employment and annually. Options granted have an exercise price equal to the fair market value of the Common Stock on the grant date. Factors considered when granting stock options to executive officers include salary, position and responsibilities, factors related to recruiting and employment offers, significant salary changes and promotions and other factors relating to performance. Option grants relating to recruiting and employment offers and special circumstances are recommended by management.

  In May 1998, the Reporting Person Stock Option Committee determined that, in order to provide an incentive to the Company's executive officers to remain with the Company, it was in the best interests of the Company to offer them an opportunity to surrender and exchange options previously granted to them, at prices ranging from $4.56 to $12.00, for new options to purchase the same number of shares at an exercise price equal to the then current market price of the Company's Common Stock (generally $3.66 per share), but having a vesting schedule different than that of the options surrendered. Each of the Company's executive officers accepted the Company's offer with respect to some or all of the options that had previously been granted to them. See "Executive Compensation--Option Grants in Last Fiscal Year" and "Executive Compensation-- Option Repricings."

CHIEF EXECUTIVE OFFICER COMPENSATION

  During the period from December 1997 through February 1998 Scott A. Beck assumed the duties of Chief Executive Officer of the Company. Mr. Beck did not receive any compensation for his services as Chief Executive Officer.

  In February 1998, Robert M. Hartnett became Chief Executive Officer of the Company. Mr. Hartnett's 1998 compensation consisted of a base salary, bonus compensation and stock option grants. His compensation was the result of arms' length negotiations with the Company in connection with his employment. Factors considered by the Board of Directors and the Committees in determining Mr. Hartnett's compensation included his experience in running restaurant operating companies, his entrepreneurial abilities and his leadership abilities. Mr. Hartnett's bonus compensation was determined pursuant to the 1998 Bonus Plan in the same manner as bonuses to other executive officers. In determining the amount of stock option grants to Mr. Hartnett, the Board of Directors and the Reporting Person Stock Option Committee considered the same factors that were used to determine stock option grants to all executive officers.

  The Company and Mr. Hartnett are parties to an employment agreement. See "Certain Transactions--Employment and Termination Agreements."

Policy Regarding Rule 162(m)

  In general, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deductibility of annual compensation paid to certain executive officers of a publicly held corporation to $1 million, subject to an exception for "performance-based" compensation plans as defined under that Section. Generally, the Board of Directors and the Compensation Committee, or any other Board committee responsible for executive officer compensation, reserve the right to grant compensation to executive officers in amounts deemed appropriate, regardless of whether such compensation is deductible for federal income tax purposes. When making decisions concerning executive compensation, the deduction limits under Section 162(m), as well as other factors, including economic and industry trends, competition for talented executives and the contribution of the executive officers to the development of the Company's business, are taken into account. Options to purchase shares of Common Stock granted to executive officers in fiscal 1998 are potentially subject to limits on permitted federal income tax deductions upon exercise of such options, including under Section 162(m). The option grants were made because the grants and their associated incentives were determined to be more important to the Company and its stockholders than the potential loss of related compensation deductions. The policy of the Board of Directors and the Compensation Committee, or any other Board committee responsible for executive officer compensation, is to maintain, where feasible, a compensation structure that will permit all executive compensation to be tax deductible by the Company. However, each member of the Board of Directors believes that it is vital for the Company's long-term interest to ensure that talented individuals will continue to serve the Company. As a result, the Board of Directors and the Compensation Committee, or any other Board committee responsible for executive officer compensation, may continue to authorize, in appropriate circumstances, compensation that is not entirely deductible.

Conclusion

  The Company intends to continue providing a portion of executive compensation in the form of incentive-based compensation, such as stock options. The Board of Directors and Compensation Committee believe that such a policy provides the proper incentives to attract, reward and retain high quality management. The Board of Directors and Compensation Committee intend to review the executive compensation structure at least annually, review salary levels, make additional option grants and provide an incentive-based bonus compensation program, all as appropriate to continue attracting and retaining management with the necessary experience and expertise to further the Company's growth.

                             1998 Reporting Person
    1998 Compensation        Stock Option Committee            1998
    Committee Members        Members                    Board of Directors

    Scott A. Beck            M. Laird Koldyke           Robert M. Hartnett
    M. Laird Koldyke         Lloyd D. Ruth              J. Michael Jenkins
    John H. Muehlstein, Jr.                             Gail A. Lozoff
    Lloyd D. Ruth                                       John H. Muehlstein, Jr.
    David G. Stanchak                                   David G. Stanchak

                               PERFORMANCE GRAPH

  The Company has determined that a peer group which is representative of its line of business is appropriate for performance comparison purposes. The members of the peer group are Au Bon Pain Co., Inc. Class A, BAB Holdings, Inc., Boston Chicken, Brinker International, Manhattan Bagel Co., Inc., McDonalds Corp., New York Bagel Enterprises, Papa Johns International, Inc., Quality Dining, Inc., Sbarro, Inc., and Starbucks Corporation (the "Peer Group Index"). The following graph compares the percentage change in the cumulative total returns on the Common Stock, the Peer Group Index and the Standard & Poor's 500 Index (assuming reinvestment of any dividends) for the period beginning on August 2, 1996, the first day of trading of the Common Stock under Section 12 of the Exchange Act, and ending on December 24, 1998, the last day on which shares of Common Stock traded on the Nasdaq SmallCap Market prior to December 27, 1998, the last day of the Company's 1998 fiscal year.



                             [GRAPH APPEARS HERE]

                         8/2/96 9/30/96 12/31/96 3/31/97 6/30/97 9/30/97 12/31/97 3/31/98 6/30/98 9/30/98 12/24/98
                         ------ ------- -------- ------- ------- ------- -------- ------- ------- ------- --------
Einstein/Noah Bagel
 Corp................... 100.00 150.00   145.73  122.56   58.23   53.66    27.13   19.82   22.56    6.10     5.95
Peer Group.............. 100.00 102.26    98.94   98.70  100.60  100.78    94.11  122.72  139.02  118.59   152.87
S&P 500................. 100.00 107.86   116.85  119.98  140.93  151.48   155.83  177.57  183.43  165.18   200.36

--------
(1) Assumes $100 invested on August 2, 1996 in Common Stock, the Peer Group Index, and the S&P 500 Index. Historical results are not necessarily indicative of future performance.

                             CERTAIN TRANSACTIONS

Interests of Certain Persons in Einstein/Noah Bagel Partners, L.P.

 General.

  The Company owns an approximately 78% interest in Einstein/Noah Bagel Partners, L.P. ("Bagel Partners"), the surviving entity of a merger of the Company's five former area developers. The Company acquired its interest in Bagel Partners by exercising its conversion and option rights under its secured loan agreements with the area developers. Prior to such transactions, certain executive officers and directors of the Company and Boston Chicken had
(i) direct equity interests in the former area developers of the Company or Bagel Partners and/or (ii) indirect equity interests in such entities through investments in Bagel Store Development Funding, L.L.C. ("Bagel Funding"). Upon consummation of the Company's loan conversions and the area developer merger (together with certain related transactions, the "Transactions"), the interests of holders of equity interests in Bagel Partners represented by promissory notes, including certain of such officers and directors, were redeemed. See "-- Redemption of Bagel Partners Equity Interests". Certain executive officers and directors of the Company continue to hold indirect equity interests in Bagel Partners through their ownership of equity interests in Bagel Funding. See "--Bagel Store Development Funding, L.L.C."

 Bagel Store Development Funding L.L.C.

  Bagel Funding has invested a total of approximately $89.6 million, representing an approximately 21% equity interest, in Bagel Partners. The Company is the manager of Bagel Funding, but has no equity interest in Bagel Funding. Bagel Funding has the right in certain circumstances to require Bagel Partners or the Company to redeem Bagel Funding's equity interest in Bagel Partners at a pre-determined formula price based on store level cash flow (the "Put Rights"). The Put Rights become exercisable in the event that at any time after December 5, 1999 and prior to June 5, 2001, the Company does not consent to a public offering of Bagel Funding's equity interest in Bagel Partners or the termination of certain rights and obligations under franchise or license agreements between the Company and Bagel Partners. The Put Rights are exercisable prior to December 5, 1999 if there is a Change in Control (as defined in the Bagel Partners partnership agreement) of the Company. The method of determining the valuation of Bagel Partners for purposes of calculating the put price is a multiple of the annualized average cash flow for the highest of the two fiscal quarters prior to the quarter in which the Put Rights are exercised. The Company or Bagel Partners may pay the purchase price for Bagel Funding's equity interest in Bagel Partners with shares of Common Stock and if so paid, the Bagel Funding unitholders have been granted resale registration rights with respect to such shares.

  Messrs. Beck, Carlborg and Muehlstein and Lawrence Beck, Scott Beck's father, each own a direct equity interest in Bagel Funding. In the aggregate, such interests represent approximately 9.8% of the outstanding equity interest in Bagel Funding.

 Redemption of Bagel Partners Equity Interests

  Mr. Hartnett and other officers of the Company and Lawrence Beck purchased their equity interests in certain of the Company's former area developers by delivery of promissory notes. Such area developer equity interests were converted into equity interests in Bagel Partners pursuant to the Transactions, and the Bagel Partners interests were subsequently redeemed in exchange for cancellation of the promissory notes. The aggregate principal amounts of such notes for Messrs. Lawrence Beck and Hartnett were $350,000 and $500,000 respectively, and the aggregate principal amount of such cancelled notes for other officers of the Company was $1.25 million.

Employment and Termination Agreements

  In September 1998, the Company entered into an employment agreement with Mr. Hartnett, which superseded a prior letter agreement regarding Mr. Hartnett's employment. Under the terms of the employment agreement, as amended in January 1999, Mr. Hartnett receives an annual base salary of $400,000, and an annual bonus having a target payout equal to 50% of his base salary and which will be based on the Company's performance relative to targets generally applicable in determining bonus compensation payable to senior executives of the Company. The agreement also provides that Mr. Hartnett will receive an option grant at least once each calendar year, beginning in calendar year 1999, of a number of shares not less than 150% of the highest number of shares subject to a regular annual option grant made to any other officer. Mr. Hartnett's employment agreement is for a term ending on January 14, 2001, extended by one additional year in January of each year, beginning in January 2000. The employment agreement provides that in the event Mr. Hartnett's employment is terminated by the Company other than for just cause, or by Mr. Hartnett for just grounds, (i) he will receive a lump-sum payment equal to the greater of the sum of his then current annual base salary and then current target bonus or the amount that would be paid to him during the balance of the term of his agreement (based on his then current annual salary and target bonus), (ii) the Company will continue to provide group medical, dental, life and disability insurance benefits for the balance of the term of his agreement, and (iii) all of his outstanding stock options will become fully vested and exercisable.

  In April 1998, the Company entered into a letter agreement with Mr. Stanchak in connection with his resignation as Chief Development Officer of the Company. Pursuant to the letter agreement, the Company agreed to pay Mr. Stanchak severance payments aggregating $150,000 and also to continue Mr. Stanchak's health insurance benefits through August 29, 1999. In addition, the Reporting Person Stock Option Committee agreed that options previously granted to Mr. Stanchak to purchase 130,540 shares of Common Stock, with exercise prices ranging from $5.88 to $10.6875 per share, would continue to vest until January 21, 2000. Options to purchase 79,198 of such shares will remain exercisable for a period of five days after January 21, 2000, and options to purchase the balance of such shares will remain exercisable for a period of 15 days after January 21, 2000. The balance of 119,798 shares of Common Stock subject to previously granted options were canceled upon Mr. Stanchak's resignation. Mr. Stanchak is not eligible to receive any future stock option grants from the Company except for option grants under the Directors Plan.

  In May 1998, the Company entered into a termination agreement with Jeffrey
L. Butler in connection with his resignation as President and a director of the Company. Pursuant to such agreement, the Company paid to Mr. Butler $50,000 upon execution of the agreement and agreed to pay Mr. Butler an aggregate of $300,000 in 26 equal bi-weekly installments beginning in May 1998. In addition, the Reporting Person Stock Option Committee agreed that options previously granted to Mr. Butler to purchase 6,797 shares of Common Stock, with an exercise price of $5.88 per share, will continue to vest until July 1999 and remain exercisable for a period of two years from the date of Mr. Butler's resignation. The Reporting Person Stock Option Committee also agreed that options previously granted to Mr. Butler to purchase 141,971 shares of Common Stock, with exercise prices ranging from $3.75 to $12.00 per share, will continue to vest for a period of one year, and remain exercisable for a period of two years, from the date of Mr. Butler's resignation. Options to purchase 80,044 of such shares, with an exercise price of $3.75 per share, were granted contingent upon the cancellation of options to purchase the same number of shares with an exercise price of $10.6875 per share. The balance of 288,253 shares of Common Stock subject to previously granted options were canceled upon Mr. Butler's resignation. Mr. Butler is not eligible to receive any future stock option grants from the Company.

Change in Control Severance Agreements

  In May 1998 the Company entered into severance agreements with Messrs. Murphy, Carlborg and Strasen, and Ms. Lozoff providing for compensation and benefits in the event of termination of employment under certain circumstances following a change in control of the Company. Under the severance agreements, if the officer's employment is terminated following a change in control of the Company and during the term of the severance agreement, other than by the Company for cause, by reason of death or disability, or by the officer without good reason, then the officer will receive (i) a lump sum severance payment equal to the sum of (a) six months' base salary, in the case of Mr. Murphy and Ms. Lozoff, and nine months's base salary, in the case of Messrs. Carlborg and Strasen, (b) the amount of any unpaid bonus for any prior fiscal year or other measuring period, and (c) a pro rata portion of the bonus payable for the fiscal year or other measuring period in which the termination occurs (assuming for this purpose that the bonus that would have been payable for the entire period would have been equivalent to 90% of the target bonus), (ii) continued life and health insurance benefits for a period of six months, in the case of Mr. Murphy and Ms. Lozoff, and nine months, in the case of Messrs. Carlborg and Strasen,
(iii) full vesting and accelerated exercisability of all outstanding stock options held by such officer, and (iv) outplacement services.

  For purposes of the severance agreements, a change in control occurs if (i) any person other than Boston Chicken becomes the owner of securities representing 40% or more of the voting power of the Company's outstanding securities, (ii) there is a merger or consolidation of the Company or any subsidiary of the Company other than (a) a merger or consolidation in which voting securities of the Company outstanding immediately prior to the transaction continue to represent at least 50% of the combined voting power of the securities of the Company or the survivor of such merger or consolidation after the transaction or (b) a merger or consolidation effected to implement a recapitalization of the Company in which no person other than Boston Chicken becomes the owner of securities representing 40% or more of the combined voting power of the Company's outstanding securities, (iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of all or substantially all of the Company's assets, other than such a sale to an entity at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company prior to the sale, or (iv) individuals who, as of the date of any change in control of Boston Chicken, are members of the Board of Directors of the Company cease for any reason to constitute a majority of the Board. For this purpose, a change in control of Boston Chicken occurs if (i) any person acquires securities representing more than 30% of the combined voting power of the outstanding securities of Boston Chicken, (ii) there is a sale of all or substantially all of the assets of Boston Chicken to a purchaser if any person owns securities representing more than 30% of the combined voting power of the outstanding securities of such purchaser, or (iii) the individuals who, as of the date of the Severance Agreement, are members of the board of directors of Boston Chicken ("incumbent directors") cease to constitute at least a majority of such board (but treating as incumbent directors for this purpose any new directors who were elected or nominated for election by a vote of at least a majority of the incumbent directors).

  The severance agreements terminate on May 8, 2000, except that on May 8, 2000 and each year thereafter, the term is automatically extended for one additional year unless, not later than December 31 of the preceding year, the Company or the officer shall have given notice not to extend the term. In addition, if a change in control occurs during the term of the severance agreement, the agreement expires 24 months after the month in which the change in control occurred.

Loans to Executive Officers

  In June 1998, the Company made a $100,000 loan to Paul Murphy in connection with his relocation to the Golden, Colorado area. The loan bore interest at the reference rate of The Bank of America National Trust and Savings Association plus 2%. In April 1999, Mr. Murphy repaid the principal amount of the loan and the Company forgave accrued interest of $8,985 on the loan.

Other Relationships

  Blind Faith, Inc., of which Ms. Lozoff and her spouse are the sole stockholders, leases to the Company the land and building on which a store is located. The Company subleases the land and building to Bagel Partners. The annual rental payments under the lease and sublease, each of which terminates in May 2009, aggregate $72,000.

                       RELATIONSHIP WITH BOSTON CHICKEN

  The Company has granted to Boston Chicken an option (the "BCI Option") to maintain ownership of shares of Common Stock having up to 52% of the voting power of all of the outstanding shares of capital stock of the Company having the power generally to vote in the election of directors. The BCI Option is exercisable at a per share exercise price equal to (i) the weighted average price per share at which the Company's common stock is issued or sold in a transaction pursuant to which the BCI Option becomes exercisable, in the case of a transaction in which such price per share is readily ascertainable, or
(ii) in all other cases, the average of the closing sale prices for the common stock on the Nasdaq National Market (or such other principal exchange or market on which the common stock may then be trading) for the five trading days ending on the fifth trading day prior to the date of the transaction pursuant to which the BCI Option becomes exercisable. The BCI Option terminates if (i) Boston Chicken sells or transfers shares of Common Stock and as a result owns less than a majority of the then outstanding shares of the Company's voting stock or (ii) the percentage of outstanding shares of voting stock of the Company owned by Boston Chicken is reduced below 50% other than as a result of Boston Chicken's voluntary sale or transfer of shares of Common Stock and Boston Chicken fails to acquire a sufficient number of shares of Common Stock so that it owns at least a majority of the then outstanding shares of voting stock of the Company by July 31 of the calendar year next following the calendar year in which such reduction occurs. In addition, the percentage ownership level of 52% is subject to reduction to the extent voluntary sales or transfers by Boston Chicken reduce its ownership of the outstanding shares of voting stock of the Company to less than 52% but do not otherwise result in termination of the BCI Option. In determining the percentage ownership of the voting stock of the Company owned by Boston Chicken for purposes of the BCI Option, the following shares are excluded: (i) shares of the Company's common stock subject to options granted by Boston Chicken and its subsidiaries prior to the date of the agreement, (ii) any shares of common stock held by officers, directors or employees of Boston Chicken, and (iii) any shares of common stock held by any person or entity that would not be counted under generally accepted accounting principles in determining whether Boston Chicken owns a majority of the voting stock for consolidated financial statement purposes. Pursuant to this calculation, as of March 26, 1999, Boston Chicken owned approximately 51% of the outstanding common stock of the Company and had the right to purchase 2,124,579 shares of common stock of the Company at prices ranging from $3.87 to $30.75 per share. The Company also granted Boston Chicken five demand and unlimited piggyback registration rights under the Securities Act, with respect to shares of Common Stock owned by Boston Chicken.

  The Company previously had an unsecured subordinated, non-convertible credit facility with Boston Chicken providing for borrowings of up to $50.0 million. There was no balance outstanding under the facility during fiscal 1998. Interest on loans made under the credit facility was based on the reference rate of the Bank of America National Trust and Savings Association, plus 1.5%, and any borrowings outstanding were required to be repaid by June 15, 2003. In June 1998 the Company and Boston Chicken agreed to terminate such credit facility.

  During fiscal 1998, the Company and Boston Chicken were parties to fee service agreements, pursuant to which Boston Chicken provided the Company with accounting and administration services and computer and communications services. These agreements were amended in June 1998 to reduce the amount of fees payable by the Company for such services. Boston Chicken continues to provide such services to the Company, although the Company has advised Boston Chicken that during fiscal 1999 it intends to develop a business infrastructure that will permit it to perform these functions independently of Boston Chicken. The Company and Boston Chicken have had discussions with respect to the terms of the related transition plan. In addition, Boston Chicken subleases to the Company approximately 26,450 square feet of office space (and certain common areas, including parking areas) for the Company's support center located in Golden, Colorado. The sublease currently provides for rental payments of $26,450 per month and has an initial term expiring in December 2001. During fiscal 1998, the Company paid Boston Chicken an aggregate of approximately $7.4 million pursuant to the service and lease agreements.

                          AMENDMENT TO DIRECTORS PLAN

  General. On January 29, 1999, the Board of Directors of the Company adopted and approved an amendment to the Directors Plan to increase the total number of shares available for grants under the Directors Plan from 100,000 to 200,000, subject to stockholder approval. The Directors Plan was originally adopted and approved by stockholders in June 1996. A copy of the above-described amendment to the Directors Plan is attached hereto as Exhibit A to this Proxy Statement. At March 26, 1999 options to purchase 29,224 shares of common stock had been granted under the Directors Plan.

  Summary of the Directors Plan. The following summary describes the principal provisions of the Directors Plan.

  Options under the Directors Plan may only be granted to directors of the Company who are not officers or employees of the Company. Options may be granted with respect to a total of not more than 100,000 shares of Common Stock, subject to antidilution and other adjustments. In the event that the amendment is approved by stockholders, an additional 100,000 shares of Common Stock will be available for option grants under the Directors Plan. Each option granted under the Directors Plan has a term of ten years, subject to earlier termination if the optionee is no longer a director. If an option expires or is terminated or cancelled unexercised as to any shares, such released shares may again be optioned. Options become exercisable one year after the date of grant.

  Options for shares having a fair market value of $50,000 at the date of grant, as determined in good faith by the board of directors, are granted each time an eligible director is elected. Effective in January 1999, the maximum number of shares subject to any grant is 15,000 and no director may receive more than one grant in any calendar year. The exercise price is payable in cash, by check, by a promissory note in a form specified by the board of directors and payable to the Company no later than 15 business days after the exercise date or, if approved by the board of directors, by shares of Common Stock, or by a combination of these methods. On April 7, 1999, the last reported sale price of the common stock on the Nasdaq SmallCap Market was $1.3125 per share.

  If tenure as a director with the Company or any of its subsidiaries is terminated for any reason other than death, permanent disability or resignation, the director's option expires and all rights to purchase shares terminate 15 days after such termination (or until the scheduled termination of the option, if earlier). In the event of death or permanent disability, an exercisable option may be exercised in full by the optionee or, if he is not living, by his or her heirs, legatees, or legal representative, during its specified term prior to two years after the date of death or permanent disability; provided, however, that in the event an optionee dies or becomes permanently disabled prior to the end of one year of service as a director of the Company, then the option becomes immediately exercisable as of the date of death or permanent disability and shall be exercisable for a period of two years after such date. In the event of resignation, an exercisable option may be exercised by the optionee (or, if he or she dies within three months after such termination, by his or her heirs, legatees, or legal representative) at any time during its specified term prior to three months after the date of resignation.

  No option is transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and each option is exercisable during an optionee's lifetime only by him.

  The board of directors may amend or discontinue the Directors Plan at any time, provided, however, that the Directors Plan may not be amended more than once every six months except to comport with relevant changes in the law, and provided further that no amendment or discontinuation (i) changes or impairs any option previously granted without the consent of the optionee, or (ii) without the approval of stockholders, (a) increases the maximum number of shares which may be purchased by all optionees, (b) changes the purchase price of any option, or (c) changes the option period or increases the time limitations on the grant of options.

  Federal Income Tax Consequences of the Directors Plan. The following is a brief summary of the current federal income tax rules relevant to stock options issued under the Directors Plan. These rules are subject to change in the future.

  Options granted or to be granted under the Directors Plan are, or will be, non-qualified stock options ("NQO"). In general, an optionee will not recognize any taxable income, and the Company will not be entitled to a deduction, upon the grant of an NQO. Upon the exercise of an NQO where the exercise price is paid in cash, the optionee will recognize ordinary income (subject to wage and employment tax withholding) equal to the excess of the fair market value of the shares acquired over the option exercise price. The amount of such excess is generally determined by reference to the fair market value of the Common Stock on the date of exercise. An optionee's basis in the underlying stock received will equal the stock's fair market value on the date of exercise. The Company is entitled to a deduction equal to the ordinary income taxable to the optionee in the year of exercise.

  Upon the sale of shares acquired pursuant to the exercise of an NQO, an optionee will recognize capital gain or loss equal to the difference between the selling price of the shares and the optionee's basis in the shares. The capital gain or loss will be long-term gain or loss if the optionee has held the shares for more than one year. The Company is not entitled to any deduction with respect to any capital gain recognized by the optionee.

  If an optionee surrenders previously acquired shares of Common Stock, however acquired, in payment of all or part of the option exercise price of an NQO, the optionee will not recognize gain or loss for federal income tax purposes on the shares surrendered. The optionee's tax basis in, and holding period for, the previously acquired stock surrendered will carry over to an equal number of the shares of Common Stock received on a share-for-share basis. The fair market value of the shares received in excess of the shares surrendered will constitute compensation taxable to the optionee as ordinary income. The fair market value is determined on the date of exercise. The tax basis for the shares will equal their fair market value as so determined, and the shares' holding period for federal income tax purposes begins on the date on which the fair market value of such shares is determined. The Company is entitled to a tax deduction equal to the compensation income recognized by the optionee.

                            APPOINTMENT OF AUDITORS

  The Board of Directors has not yet selected independent auditors for its current fiscal year ending December 26, 1999. Arthur Andersen LLP has served as the Company's independent auditors since 1995. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

                            SOLICITATION OF PROXIES

  Proxies will be solicited by the Board of Directors through the use of the mail. Proxies may also be solicited by directors, officers and a small number of other employees of the Company personally or by mail, telephone, facsimile, or otherwise, but these individuals will not be compensated for their services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting material to the beneficial owners of stock held of record by them. The entire cost of the Board of Directors' solicitation will be borne by the Company.

        SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

  Any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 2000 Annual Meeting must do so no later than December 22, 1999. Any such proposal should be submitted in writing to the Secretary of the Company at its principal executive offices. In addition, the Company's bylaws require that in order for any business to be properly brought before any meeting of stockholders, including nominations for the election of directors, a stockholder must provide written notice delivered to the Secretary of the Company at the principal executive offices of the Company not less than 30 nor more than 60 days before the meeting date; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, the stockholder notice, in order to be timely, must be received prior to the date of the meeting and not later than the close of business on the tenth day following the day on which notice or disclosure of the meeting date has been given or made. The stockholder notice must include the stockholder's name and address as it appears on the Company's records and the class and number of shares of the Company's capital stock beneficially owned by such stockholder on the record date for the meeting. In addition, (i) for proposals other than nominations for the election of directors, such notice must include a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the stockholder in such business, and (ii) for proposals relating to stockholder nominations for the election of directors, such notice must also include, with respect to each person nominated, the information required by Regulation 14A under the Exchange Act.

                                 OTHER MATTERS

  Management knows of no other matters to be brought before the annual meeting other than those described above. If any other business should come before the meeting, it is intended that the persons named in the enclosed proxy will vote the shares in accordance with their best judgment on any such matter.


                                    GENERAL

  It is important that proxies be returned promptly. If you are unable to attend the meeting, you are urged, regardless of the number of shares owned, to date, sign, and return without delay your proxy card in the enclosed addressed envelope.

                                          By Order of the Board of Directors

                                          /s/ Paul A. Strasen

                                          Paul A. Strasen
                                          Secretary

                                                                      EXHIBIT A

                           EINSTEIN/NOAH BAGEL CORP.

                      AMENDMENT TO 1996 STOCK OPTION PLAN
                          FOR NON-EMPLOYEE DIRECTORS

  1. The second sentence of Section 3 of the 1996 Stock Option Plan for Non-employee Directors (the "Plan") of Einstein/Noah Bagel Corp. is hereby amended and restated to read in its entirety as follows:

    "The aggregate number of shares which shall be available for such options under this Plan shall be 200,000 shares."

  2. Except as provided by paragraph 1 above, the Plan shall remain unchanged and in full force and effect.

PROXY                                                                      PROXY
                           EINSTEIN/NOAH BAGEL CORP.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                ANNUAL MEETING OF STOCKHOLDERS -- MAY 24, 1999

     The undersigned hereby appoints Robert M. Hartnett and J. Michael Jenkins, or either of them, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of Einstein/Noah Bagel Corp. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Monday, May 24, 1999 at the Denver Marriott West, 1717 Denver West Boulevard, Golden, Colorado, at 10:00 a.m., Mountain Time, and at any and all adjournments or postponements thereof, as follows:

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED AND FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

           PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                    IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                 (Continued and to be signed on reverse side.)

                           EINSTEIN/NOAH BAGEL CORP.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]


1. Election of Directors: Nominees:            For    Withhold    For All
   Robert M. Hartnett, J. Michael Jenkins,     All       All      Except
   Martin D. Hanan, Gail A. Lozoff, John       [ ]       [ ]        [ ]
   H. Muehlstein, Jr., Donald L. Pierce,
   and David G. Stanchak

   The Board recommends a vote "FOR" each of the nominees listed above.

   --------------------------------------------------------------------------
   Nominee Exception(s)

2. Approval of Amendment to the Company's        For     Against    Abstain
   1996 Stock Option Plan for Non-Employee     Approval  Aproval
   Directors.                                    [ ]       [ ]        [ ]

   The Board recommends a vote "FOR" approval.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment or postponement thereof, and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of such proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Annual Meeting, a Proxy Statement and the Company's Annual Report to Shareholders.

In their discretion, the proxies are authorized to vote on any other business that may come before the Annual Meeting or any adjournment or postponement thereof.

           Date:________________________________________________________ , 1999

--------------------------------------------------------------------------------
Signature of Stockholder

--------------------------------------------------------------------------------
Signature if held jointly

Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             FOLD AND DETACH HERE
    PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.